Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
BlueFire Equipment Corporation

FIRST:	The name of the corporation is: BlueFire Equipment Corporation

SECOND:	The address of the registered office of the corporation in the State of Delaware is located at:
108 West 13th Street, Wilmington, Delaware 19801
Located in the County of New Castle
The name of the registered agent at that address is:
Business Filings Incorporated

THIRD:	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:	The total number of shares of stock which the corporation is authorized to issue is 100000000 shares of common stock having a 0.0001par value.

FIFTH:
No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

SIXTH:	The name and address of the incorporator is Business Filings Incorporated, 8040 Excelsior Dr., Suite 200, Madison, WI 53717.

SEVENTH:	The names and addresses of the directors of the corporation are:

Tyson Rohde, 1240 Blalock Road, Suite 150, Houston, Texas 77055
Chet Gutowsky, 1240 Blalock Road, Suite I 50, Houston, Texas 77055
Anatoli Borissov, 1240 Blalock Road, Suite 150, Houston, Texas 77055

I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation and do certify that the facts herein are true.

Business Filings Incorporated, Incorporator	Dated: June 10, 2008
Mark Williams, A.V.P.